SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A
                                Amendment No. 2


                 Current Report Under to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  November 15, 1996
                        Commission File Number:  0-14096


                              FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              Nevada                         87-0422812
     (State or other jurisdiction of      (IRS Employer
     incorporation or organization)       Identification No.)


     12596 W. Bayaud Avenue
     Suite 300, Lakewood, Colorado                  80228
     (Address of Principal Executive Offices)     (Zip Code)


              Registrant's Telephone Number, including Area Code:
                                 (303) 988-3122

                                      N/A
     (Former name, former address, and formal fiscal year, if changed since last report)


                         ITEM 2.  ACQUISITION OF ASSETS

     In November 1996, the Company purchased from Plains Petroleum Operating Company, a wholly-owned subsidiary of Barrett Resources Corporation ("Barrett"), its 40% working interest in the Eagle Springs field, including related wells, fixtures, facilities, and equipment, effective as of August 1, 1996. With this purchase of the 40% minority interest, the Company will own 100% of the working interest in this field in which it is conducting an ongoing development program. The purchase price for the 40% working interest was $2.5 million, with adjustments for oil sales, oil inventory, operating expenses, and accrued unpaid property and production taxes after that date for a net amount of approximately $2.4 million delivered at the closing of the transaction on November 15, 1996. The purchase of the working interest was pursuant to the Company's exercise of its right of first refusal to purchase such interest on the same terms as offered by Barrett to third parties and was the result of arm's length negotiations.

     The source of funds for the acquisitions was approximately $1.4 million from net proceeds received from the sale of equity securities during the fourth fiscal quarter and $1 million drawn under the Company's recently established bank credit facility with Colorado National Bank, Denver, Colorado. (See the Company's quarterly report on form 10-Q for the quarter ended September 30, 1996.)



                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired. The following financial statements respecting the acquired properties are included as part of this report:

          Independent Auditor's Report

          Historical Summaries of Oil Revenue and Direct Operating Expenses

          Notes to Historical Summaries of Oil Revenue and Direct Operating Expenses

     (b) Pro forma financial information. The following pro forma financial information is included as part of this report:

          Introduction to Pro Forma Financial Information

          Pro Forma Consolidated Balance Sheet (unaudited) September 30, 1996

     Pro Forma Consolidated Statement of Operations (unaudited) Nine Months Ended September 30, 1996

          Pro Forma Consolidated Statement of Operations (unaudited) Year Ended December 31, 1995

          Notes to Pro Forma Consolidated Financial Statements



     (c)  Exhibits.  The following exhibit is included as part of this report:


             SEC
Exhibit   Reference
 Number    Number                       Title of Document                            Location

  2.01        2        Purchase and Sale Agreement dated November 14, 1996,          Original
                       between Plains Petroleum Operating Company an Eagle           Filing
                       Springs Production Limited Liability Company, respecting
                       the purchase of Plains' interest in the Eagle Springs field, with related Assignment, Conveyance, and Bill of Sale


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 1997

                                   FORELAND CORPORATION


                                   By   /s/ N. Thomas Steele
                                     N. Thomas Steele, President



                          INDEPENDENT AUDITOR'S REPORT





Board of Directors
Foreland Corporation
Lakewood, Colorado


We have audited the accompanying Historical Summaries of Oil Revenue and Direct Operating Expenses (the "Historical Summaries") of the Eagle Springs Properties (the "Properties") for the period from August 1, 1994 through December 31, 1994 and for the year ended December 31, 1995. The Historical Summaries are the responsibility of Foreland Corporation's management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provides a reasonable basis for our opinion.

The Historical Summaries were prepared on the basis described in Note 1 and are not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the oil revenues and direct operating expenses of the Properties, for the period from August 1, 1994 through December 31, 1994 and for the year ended December 31, 1995 in conformity with generally accepted accounting principles on the basis described in Note 1.



HEIN + ASSOCIATES LLP

/s/ Hein + Associates LLP

Denver, Colorado
January 17, 1997




                            EAGLE SPRINGS PROPERTIES

                    HISTORICAL SUMMARIES OF OIL REVENUE AND
                           DIRECT OPERATING EXPENSES


                                            Period from
                                           August 1, 1994
                                              through        Year Ended      Nine Months Ended
                                            December 31,    December 31,       September 30,
                                                                             -----------------
                                               1994             1995          1995       1996
                                           ------------       ---------      -------    ------

                                                                                 (Unaudited)



Revenue -
    Oil sales                             $  54,598          $621,121       $437,666   $651,035
Expenses -
    Direct operating expenses                89,520           274,168        199,050    268,942
                                          ---------          --------       --------   --------

Revenue in  excess of (less than) direct  $ (34,922)         $346,953       $238,616   $382,093
  operating expenses                      =========          ========       ========   ========


The accompanying notes are an integral part of these historical summaries.




                            EAGLE SPRINGS PROPERTIES

                NOTES TO HISTORICAL SUMMARIES OF OIL REVENUE AND
                           DIRECT OPERATING EXPENSES


1.  BASIS OF PRESENTATION:
    ---------------------

    Effective August 1, 1994, Plains Petroleum Operating Company (Plains) entered into an agreement (the "Acquisition Agreement") with Foreland Corporation (Foreland), which provided that Plains would pay 80% of the drilling costs related to certain wells in Foreland's Eagle Springs Field, until Plains incurred cumulative costs of $1,920,000. Foreland was responsible for the remaining 20% of drilling costs and the Acquisition Agreement provided an option to permit Plains to acquire a 40% interest in all of Foreland's wells in the Eagle Springs field with an effective date of August 1, 1994. During 1995, Plains met its obligation for the $1,920,000 of drilling costs and exercised its option. Foreland was the operator of the Eagle Springs field with the remaining 60% working interest.

    On November 14, 1996, Foreland entered into an asset purchase agreement (the "Purchase Agreement") to reacquire Plains 40% working interest (the "Eagle Springs Properties") in the Eagle Springs field. The accompanying Historical Summaries have been prepared from accounting records maintained by Foreland and include only revenue and direct operating expenses attributable to the properties which were acquired from Plains pursuant to the Purchase Agreement.

    The accompanying Historical Summaries are included to provide historical information on the revenues and direct operating expenses of the Eagle Springs Properties and may not be representative of future operations. A provision for depreciation, depletion and amortization has not been included since Foreland's basis in the properties will be significantly different from the basis of the previous owners. General and administrative expenses have not been included because the historical expenses incurred by Plains may not be comparable to amounts expected to be incurred by Foreland. The Historical Summaries also do not include Federal and state income taxes or interest.

    The financial information for the nine-month periods ended September 30, 1995 and 1996 is unaudited but reflects, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the interests in the oil revenue and direct operating expenses for such periods. The oil revenue and direct operating expenses for such interim periods are not necessarily indicative of the results to be expected for the full year.


2.  SIGNIFICANT CONCENTRATIONS:
    --------------------------

    The Eagle Springs Properties are located in north-central Nevada where the net price realized for oil is typically discounted due to gravity adjustments and transportation costs. Accordingly, in comparison to the net price received by oil producers in many other areas of the United States, a lower net sales price is often received for production from the Eagle Springs Properties. Furthermore, 100% of the oil production from the Eagle Springs Properties is sold to a single customer.


3.  DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED):
    --------------------------------------------------------------

    Costs Incurred in Oil and Gas Producing Activities - The following table sets forth property acquisition, exploration, and development costs incurred by Plains related to the Eagle Springs Properties during the period from August 1, 1994 through December 31, 1994, and for the year ended December 31, 1995.


                          1994           1995
                       ---------      ----------


Acquisition costs      $ 762,000      $  198,000

Exploration costs        762,000         526,000

Development costs          -             892,000


    Management estimates that approximately $960,000 of Plains' initial capital commitment discussed in Note 1 relates to the option to acquire a 40% interest in the Eagle Springs field. Accordingly, this amount is included as an acquisition cost of $762,000 in 1994 and $198,000 in 1995.

    Oil Reserve Quantities - Proved oil reserves are the estimated quantities of crude oil, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. However, reserve information should not be construed as the current market value of the oil reserves or the costs that would be incurred to obtain equivalent reserves. Reserve calculations involve the estimation of future net recoverable reserves of oil and the timing and amount of future net revenues to be received therefrom. These estimates are based on numerous factors, many of which are variable and uncertain. Accordingly, it is common for the actual production and revenue to vary from earlier estimates.

    Reserve estimates for recently drilled wells and undeveloped properties are subject to substantial upward or downward revisions after drilling is completed and a production history obtained. Hence, reserve estimates and estimates of future net revenues from production may be subject to substantial revision from year to year. Reserve information presented herein is based on reports prepared by independent petroleum engineers for 1995 and by a petroleum engineer who was employed by Foreland for 1994.

    Set forth below is the unaudited summary of the changes in the net quantities of proved oil reserves (in barrels) for the Eagle Springs Properties for the period from August 1, 1994 through December 31, 1994, and for the year ended December 31, 1995.


                                                1994            1995
                                             ----------      ----------


Proved reserves, beginning of period                 -        1,219,000
  Production                                      (5,000)       (54,000)
  Purchase of reserves in place                  955,000            -
  Discoveries, extensions and other              269,000        483,000
     additions
  Revisions of previous estimates                    -         (322,000)
                                             -----------    -----------
Proved reserves, end of period                 1,219,000      1,326,000
                                             ===========    ===========

Proved developed reserves, end of period         644,000        772,000
                                             ===========    ===========



  Standardized Measure of Discounted Future Net Cash Flows - Statement of Financial Accounting Standards No. 69 prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. These guidelines are briefly discussed below.

  Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil to be produced. Estimated future income taxes are computed using current statutory income tax rates. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

  The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect expectations for the actual revenue to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.


                                                                       DECEMBER 31,

                                                                   1994            1995
                                                              --------------   ------------

Future cash inflows                                           $   12,806,000   $ 16,727,000
Future production costs                                           (3,742,000)    (7,062,000)
Future development costs                                          (1,568,000)    (1,824,000)
Future income tax expense                                         (2,333,000)    (2,347,000)
                                                              --------------   ------------
  Future net cash flows                                            5,163,000      5,494,000

10% annual discount for estimated timing of cash flows            (2,873,000)    (2,679,000)
                                                              --------------   ------------
  Standardized measure of discounted future net cash flows    $    2,290,000   $  2,815,000
                                                              ==============   ============



  The following are the principal sources of change in the standardized measure of discounted future net cash flows for the period from August 1, 1994 through December 31, 1994, and for the year ended December 31, 1995:

                                                              1994               1995
                                                         --------------     ---------------


  Standardized measure, beginning of period              $          -       $     2,290,000
  Sales of oil, net of production costs                          35,000            (347,000)
  Extensions, discoveries and other, net                      1,348,000           2,749,000
  Purchase of reserves in place                               3,447,000                 -
  Net change due to revisions in quantity estimates                 -            (1,447,000)
  Net change due to changes in prices and production                -              (407,000)
     costs
  Net change in future development costs                     (1,505,000)           (245,000)
  Net change in income taxes                                 (1,035,000)             (7,000)
  Accretion of discount                                             -               229,000
                                                         --------------     ---------------
  Standardized measure, end of period                    $    2,290,000     $     2,815,000
                                                         ==============     ===============



                     FORELAND CORPORATION AND SUBSIDIARIES
                INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION


  In November 1996, a wholly-owned subsidiary of Foreland Corporation (Foreland) entered into an asset purchase agreement with Plains Petroleum Operating Company (Plains) whereby Foreland acquired Plains' 40% working interest in a number of producing oil wells located in Nevada (the "Eagle Springs Properties"). Prior to the purchase from Plains, Foreland owned the remaining 60% interest and was the operator of the Eagle Springs Properties.

  These pro forma consolidated financial statements give effect to this transaction by recording the cost of the Eagle Springs Properties at an adjusted purchase price of approximately $2,372,000. At September 30, 1996, Foreland had sufficient cash and short-term investments to finance the purchase price. However, for most of the periods covered by the pro forma statements of operations, Foreland did not have adequate capital resources to finance the purchase price. Accordingly, for purposes of the pro forma statements of operations, the purchase price was assumed to be financed from the weighted average cash balances during each period presented plus debt financing at an assumed interest rate of 10.9%.

  The pro forma consolidated statements of operations combine the consolidated statements of operations of Foreland with the oil sales and direct operating expenses attributable to Plains' 40% working interest in the Eagle Springs Properties for the nine months ended September 30, 1996 and for the year ended December 31, 1995. The pro forma consolidated statements of operations are presented as if the asset purchase occurred at the beginning of each period presented.

  The pro forma consolidated balance sheet is presented as if the asset purchase had occurred on September 30, 1996.

  These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the periods indicated. The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Foreland and the Historical Summaries for the Eagle Springs Properties included elsewhere in this document.



                     FORELAND CORPORATION AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1996

                                                    FORELAND      PRO FORMA        PRO FORMA
                                                  CONSOLIDATED   ADJUSTMENTS      CONSOLIDATED
                                                  ------------   -----------      ------------

CURRENT ASSETS                                   $  2,939,743   $ (2,372,000)  (a)$    567,743


PROPERTY AND EQUIPMENT:
  Oil and gas properties                            8,311,055      2,372,000   (a)  10,683,055
  Other property and equipment                        319,121            -             319,121
  Accumulated depreciation, depletion and          (3,367,793)           -          (3,367,793)
  amortization                                   ------------   ------------      ------------
       Net property and equipment                   5,262,383      2,372,000         7,643,383


OTHER ASSETS                                          130,874            -             130,874
                                                 ------------   ------------      ------------


TOTAL ASSETS                                     $  8,333,000   $        -        $  8,333,000
                                                 ============   ============      ============

CURRENT LIABILITIES                              $  1,476,108   $        -        $  1,476,108

LONG-TERM DEBT                                         19,539            -              19,539

STOCKHOLDERS' EQUITY                                6,837,353            -           6,837,353
                                                 ------------   ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $  8,333,000   $      -          $  8,333,000
                                                 ============   ============      ============


See accompanying notes to pro forma consolidated financial statements.



                     FORELAND CORPORATION AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                   FORELAND       PRO FORMA        PRO FORMA
                                                 CONSOLIDATED    ADJUSTMENTS      CONSOLIDATED
                                                 ------------    -----------      ------------
REVENUES:
  Oil and gas sales                             $   1,196,732   $    651,035  (b) $   1,847,767
  Well service and other income                       153,599        (46,687) (g)       106,912
                                                -------------   ------------      -------------
    Total revenues                                  1,350,331        604,348          1,954,679
                                                -------------   ------------      -------------

EXPENSES:

  Oil and gas production                              369,646        268,942  (c)       591,901
                                                                     (46,687) (g)
  Oil and gas exploration                             517,624            -              517,624
  Dry hole and abandonment                            443,830            -              443,830
  Well service costs and other                          8,382            -                8,382
  General and administrative                          367,789            -              367,789
  Shareholder - investor services                     361,190            -              361,190
  Depreciation, depletion and amortization            574,681        123,684  (h)       698,365
  Interest expense                                    133,733        184,176  (f)       317,909
                                                -------------   ------------      -------------
       Total expenses                               2,776,875        530,115          3,306,990
                                                -------------   ------------      -------------
NET INCOME (LOSS)                                  (1,426,544)        74,233         (1,352,311)
                                                -------------   ------------      -------------

Preferred stock dividends:
  Declared                                            (61,137)           -              (61,137)
  Accrued                                                (797)           -                 (797)
  Imputed                                          (1,168,432)           -           (1,168,432)
                                                -------------   ------------      -------------
       Total preferred stock dividend              (1,230,366)           -           (1,230,366)
                                                -------------   ------------      -------------

NET INCOME (LOSS) APPLICABLE TO COMMON          $  (2,656,910)  $     74,233      $  (2,582,677)
  SHAREHOLDERS                                  =============   ============      =============

NET LOSS PER COMMON SHARE                       $        (.50)                    $        (.49)
                                                =============                     =============

WEIGHTED AVERAGE NUMBER OF COMMON                   5,265,225                         5,265,225
  SHARES OUTSTANDING                            =============                     =============


See accompanying notes to pro forma consolidated financial statements.



                     FORELAND CORPORATION AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995

                                                   FORELAND       PRO FORMA        PRO FORMA
                                                 CONSOLIDATED    ADJUSTMENTS      CONSOLIDATED
                                                 ------------    -----------      ------------

REVENUES:
  Oil and gas sales                             $   1,017,401   $   621,121   (d) $  1,638,522
  Well service and other income                       239,163       (53,197)  (g)      185,966
                                                -------------   -----------       ------------
    Total revenues                                  1,256,564       567,924          1,824,488
                                                -------------   -----------       ------------

EXPENSES:

  Oil and gas production                              424,445       274,168   (e)      645,416
                                                                    (53,197)  (g)
  Oil and gas exploration                             618,895           -              618,895
  Dry hole and abandonment                            725,648           -              725,648
  General and administrative                          775,300           -              775,300
  Depreciation, depletion and amortization            862,563       145,362   (h)    1,007,925
  Interest expense                                    125,278       218,902   (f)      344,180
                                                -------------   -----------       ------------
       Total expenses                               3,532,129       585,235          4,117,364
                                                -------------   -----------       ------------

NET LOSS                                        $  (2,275,565)  $   (17,311)      $ (2,292,876)
                                                =============   ===========       ============

NET LOSS PER COMMON SHARE                       $        (.48)                    $       (.48)
                                                =============                     ============

WEIGHTED AVERAGE NUMBER OF COMMON                   4,757,000                        4,757,000
  SHARES OUTSTANDING                            =============                     ============


See accompanying notes to pro forma consolidated financial statements.



                     FORELAND CORPORATION AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


Pro Forma Adjustments:

(a)  Entry to record the purchase of Eagle Springs Properties.

(b) Entry to record nine months of oil revenue from Plains' interest in the Eagle Springs Properties.

(c) Entry to record nine months of lease operating expenses related to Plains' interest in the Eagle Springs Properties.

(d) Entry to record a full year of oil revenue from Plain's interest in the Eagle Springs Properties.

(e) Entry to record a full year of lease operating expenses related to Plains' interest on the purchased share of the Eagle Springs Properties.

(f) Entry to record interest expense on assumed borrowings to finance the purchase of the Eagle Springs Properties.

(g) Entry to eliminate overhead costs billed by Foreland under the joint operating agreement with Plains.

(h) Entry to record estimated depreciation, depletion and amortization of the cost of the Eagle Springs Properties.